EXHIBIT (P)(1)
                                                                  --------------

                       CODE OF ETHICS OF FUND AND ADVISER

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                        THE AVALON FUND OF MARYLAND, INC.
                                       AND
                           QUESTAR CAPITAL CORPORATION


                         CODE OF ETHICS WITH RESPECT TO
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS


                            As Amended April 17, 2000

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                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
I.       INTRODUCTION..........................................................1
II.      DEFINITIONS...........................................................2
III.     STATEMENT OF GENERAL PRINCIPLES.......................................4
IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.........................4
V.       EXEMPT TRANSACTIONS...................................................6
VI.      REPORTING REQUIREMENTS OF ACCESS PERSONS..............................7
VII.     COMPLIANCE MONITORING................................................10
VIII.    REVIEW BY BOARD OF DIRECTORS.........................................10
IX.      RECORDS RETENTION....................................................11
X.       CONFIDENTIAL TREATMENT...............................................12
XI.      VIOLATIONS OF THIS CODE..............................................12
XII.     INTERPRETATION OF PROVISIONS.........................................12
XIII.    AMENDMENTS TO THE CODE...............................................12
XIV.     CODES OF SUB-ADVISORS................................................13
XV.      EFFECTIVE DATES; COMPLIANCE OFFICER..................................13

APPENDIX A - PERSONAL TRADING REQUEST AND AUTHORIZATION FORM.................A-1

APPENDIX B - INITIAL HOLDINGS REPORT.........................................B-1

APPENDIX C - QUARTERLY TRANSACTION REPORT....................................C-1

APPENDIX D - ANNUAL HOLDINGS REPORT..........................................D-1

APPENDIX E - ANNUAL CERTIFICATION............................................E-1

                                      ToC-i
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I.   INTRODUCTION
     ------------

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") requires investment companies, as well as their investment advisers and principal under writers, to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.1 Pursuant to the requirements of the Rule, The Avalon Fund of Maryland, Inc. (the "Fund") and Questar Capital Corporation (the "Adviser") have adopted, and the Fund's Board of Directors (including a majority of the independent directors) have approved, this Code of Ethics (the "Code") with respect to the securities transactions of the directors, officers, and certain employees of the Fund and the directors, officers and certain employees of the Adviser that come within the term "access person," as defined below.

     This Code reflects the principal recommendations in the May 9, 1994 Report of the Investment Company Institute Advisory Group on Personal Investing, and all amendments to the Rule through October 29, 1999. It is intended to provide guidance to access persons of the Fund and the Adviser in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Fund or their shareholders.2 As required by the Rule, a copy of this Code will be filed with the Securities and Exchange Commission.

---------------------
     1Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" (as defined therein) by such investment company, to engage in any of the following acts, practices or courses of business:

     A. Employ any device, scheme, or artifice to defraud such investment company;

     B. Make any untrue statement of a material fact to such investment company or omit to state a material fact necessary in order to make the statements made to such investment company, in light of the circumstances under which they are made, not misleading;

     C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

     D. Engage in any manipulative practice with respect to such investment company.

     2Consistent with Section 206 of the Investment Advisers Act of 1940 and Rules 204-2(a)(12) and (13), and to the extent appropriate, the access persons of the Adviser shall abide by the principles established by this Code and the specific reporting and other requirements hereof when dealing with other advisory clients of the Adviser.

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     Your receipt of this Code for your review and signature  means that you are a person to whom the Code applies. You are required to certify annually that you have read, understood and complied with this Code. See Appendix E.

     If you have any questions concerning this Code, please contact the Compliance Officer for the Fund and/or Fund counsel.

II.  DEFINITIONS
     -----------

     A. ACCESS PERSON. "Access person" means any director, officer, general partner or "advisory person" (as hereinafter defined) of the Fund or any director, officer, general partner or "advisory person" of the
          Adviser who, with respect to the Fund, makes any recommendation regarding the purchase or sale of a security by the Fund, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund, or who, in connection with his3 duties, obtains to any information concerning securities recommendations being made by the Adviser to the Fund.

     B. ADVISORY PERSON. "Advisory person" means (a) any employee of the Fund or the Advisor who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding a security (as defined in Paragraph H below of this Article II) being considered for purchase or sale or which has been purchased or sold by or on behalf of the Fund, or (b) any employee of the Fund or the Adviser whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Fund or the Adviser, the term "advisory person" includes such individual company, or any employee of such a company to the same extent as an employee of the Fund or the Adviser.

     C. BENEFICIAL OWNERSHIP. "Beneficial Ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an access person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the access person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or

-------------------
     3The use of the masculine pronoun is for convenience of reference only and is intended to include the feminine in all cases, unless the context requires otherwise.

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          indirect  pecuniary  interest.  A person  does not  derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Fund's Compliance Officer, and should be reviewed carefully by any access person before preparing any reports required by this Code.

     D. BEING CONSIDERED FOR PURCHASE OR SALE. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated by an advisory person of the Fund or the Adviser, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. CONTROL. "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

     F. DISINTERESTED DIRECTOR. The term "disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. These Directors have been designated by the Fund.

     G. PORTFOLIO MANAGERS. Persons who make decisions as to the purchase or sale of portfolio securities of the Fund.

     H. SECURITY. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, or such other high quality short-term debt instruments and money market instruments as designated by the Board of Directors of the Fund. Copies of Sections 2(a)(36) and 2(a)(16) are available from the Fund's Compliance Officer.

III. STATEMENT OF GENERAL PRINCIPLES
     -------------------------------

     The following general fiduciary principles shall govern the personal investment activities of all access persons.

     Each access person shall adhere to the highest ethical standards and shall:

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     A.   At all times,  place the  interests  of the Fund  before his  personal interests;

     B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; and

     C. Not take any inappropriate advantage of his position with or on behalf of the Fund.

     Access persons should follow not only the letter of this Code, but also its spirit and their transactions will be reviewed for this purpose.

IV.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
     ---------------------------------------------

     A. PRIOR CLEARANCE REQUIRED FOR ALL SECURITIES TRANSACTIONS. Unless the transaction is exempt under Article V below, no access person (other than a disinterested director of the Fund) may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a security in which such access person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior written clearance for such transaction from the Fund's Compliance Officer. When requesting prior clearance, each access person should be aware that:

          1. All requests for prior clearance must be set forth in writing on the standard Personal Trading Request and Authorization Form, a copy of which is attached as Appendix A.

          2. Prior clearance of a securities transaction is effective for three business days from and including the date clearance is granted.

     B. PURCHASES AND SALES INVOLVING THE FUND (BLACKOUT PERIODS). Unless the transaction is exempt under Article V below, no access person (other than a disinterested director of the Fund) may effect a transaction in any equity security on the same trading day that the Fund has traded that equity security. Additionally, no portfolio manager may purchase or sell as beneficial owner any equity security within seven calendar days before and after the Fund trades (or has traded) in that equity security. In order to assure compliance with this Paragraph B of
          Article IV, prior to clearing any personal transaction by a portfolio manager or access person, the Fund's Compliance Officer shall take all steps above and make any other investigation reasonably necessary in order to assure such compliance. If the subject transaction involves acquisition of beneficial ownership of an equity security by a portfolio manager, the Compliance Officer shall consult a current list of all trades of equity securities by the Fund within the past seven calendar days. Furthermore, the Compliance

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          Officer must confirm  that the  portfolio  manager has no intention to trade that security in the next seven days.

     C. SHORT-TERM TRADING PROFITS. Short term trading by advisory persons shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days by an advisory person shall be reported to the Fund's Board of Directors.

     D. INITIAL PUBLIC OFFERINGS. No advisory person may acquire any beneficial ownership in any securities in an initial public offering (i.e., an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately prior to the registration was not subject to the reporting require ments of Section 13 or 15(d) of the Securities Exchange Act of 1934).

     E. GIFTS. No advisory person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Fund.

     F. PRIVATE PLACEMENTS. With regard to private placements (i.e., offerings of securities that are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Regulation D), each advisory person shall:

          1. Obtain express prior written approval from the Fund's Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund, and whether such opportunity is being offered to such advisory person by virtue of his position with the Fund) for any acquisition of securities in a private placement; and,

          2. If and after such authorization to acquire securities in a private place ment has been obtained, disclose such personal investment in any subsequent consideration by the Fund (or any other investment company for which he acts in a capacity as an advisory person) for investment in that issuer arises.

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               If the Fund  decides  to  purchase  securities  of an issuer  the shares of which have been previously obtained for personal investment by an advisory person, that decision shall be subject to an independent review by the disinterested directors with no personal interest in the issuer.

     G. SERVICE AS A DIRECTOR. No advisory person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Fund, based upon a determination that such service would be consistent with the interests of the Fund.

          If board service of an advisory person is authorized by the Board of Directors of the Fund, such advisory person shall be isolated from the investment making decisions of the Fund with respect to the company of which he is a director.

     H. CONFIDENTIALITY. No access person shall reveal to any other person (except in the normal course of his duties on behalf of the Fund or the Adviser) any information regarding securities transactions made, or being considered, by or on behalf of the Fund.

V.   EXEMPT TRANSACTIONS
     -------------------

     The prohibitions described in Paragraphs A and B of Article IV above shall not apply to:

     A. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control, or in any account of the access person which is managed on a discretionary basis by a person other than the access person and, with respect to which the access person does not in fact influence or control purchase or sale transactions;

     B. Purchases or sales that are non-volitional on the part of the access person or the Fund, including mergers, recapitalizations or similar transaction;

     C. Purchases that are part of an issuer's automatic dividend reinvestment plan;

     D. Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

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     E.   Purchases  or sales  that  receive  the prior  approval  of the Fund's
          Compliance Officer on the basis, determined from the investigation described in Para graph B of Section IV, that (a) the transaction is not potentially harmful to the Fund, (b) the transaction would be unlikely to affect the market in which the portfolio securities for the Fund are traded, (c) the transaction is not related economically to the securities to be purchased, sold, or held by the Fund and the decision to purchase or sell the security is not the result of material non- public information, (d) for transactions involving access persons, the Fund has not engaged in a transaction in the same security on the same day, or (e) for transactions involving portfolio managers, the Fund has not engaged in a transaction in the same security within the past seven calendar days and has no intention to do so within the next seven calendar days. As noted above, prior approval must be set forth in writing on the Personal Trading Request and Authorization Form (Appendix A).

VI.  REPORTING REQUIREMENTS OF ACCESS PERSONS
     ----------------------------------------

     A. INITIAL HOLDINGS REPORT. Every access person (except disinterested directors of the Fund) shall complete, sign and submit to the Fund's Compliance Officer an Initial Holding Report no later than 10 days after becoming an access person. The Initial Holdings Report (attached hereto as Appendix B) shall include the following information:

          1. The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

          3.   The date on which the report is submitted by the access person.

     B. QUARTERLY TRANSACTION REPORTS. Every access person (except disinterested directors of the Fund) shall complete, sign and submit to the Fund's Compliance Officer a Quarterly Transaction Report (attached hereto as Appendix C) which discloses the information with respect to transactions during the quarter in any security in which such access person has, or by reason of such transaction, acquires any direct or indirect beneficial ownership in the security. The Quarterly Transaction Report shall be submitted no later than 10 days after the end of each calendar quarter, whether or not there has been a transaction for the quarter. For any transaction in a security during the quarter in which the

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          access  person had any direct or indirect  beneficial  ownership,  the
          Quarterly Transaction Report shall contain the following information:

          1. The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of the security involved;

          2. The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

          3.   The price of the security at which the transaction was effected;

          4. The name of the broker, dealer, or bank with or through whom the transaction was effected; and

          5.   The date on which the report is submitted by the access person.

          For any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the Quarterly Transaction Report shall contain the following information:

          1. The name of the broker, dealer or bank with whom the access person established the account;

          2.   The date on which the account was established; and

          3.   The date on which the report is submitted by the access person.

          In lieu of the Quarterly Transaction Report, the reporting person may provide copies of broker trade confirmations or monthly or quarterly account statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

     C. ANNUAL HOLDINGS REPORT. Every access person (except disinterested directors of the Fund) shall complete, sign and submit to the Fund's Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix D) shall contain the following information (which shall be current as of a date no more than 30 days before the report is submitted):

          1. The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

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          2.   the name of any  broker,  dealer  or bank  with  whom the  access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

          3.   The date on which the report is submitted by the access person.

     D. DISINTERESTED DIRECTORS. Notwithstanding Paragraph B of Article VI above, a disinterested director of the Fund shall report a transaction in a security on a Quarterly Transaction Report if the director, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, the security is or was purchased or sold by the Fund or was considered for purchase or sale.

     E. ABSENCE OF CONTROL. An access person shall not be required to submit an Initial Holdings, Quarterly Transaction or Annual Holdings Report with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control.

     F. CONFIRMATIONS. All access persons (other than disinterested directors of the Fund) shall direct their brokers to supply to the Fund's Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

     G.   DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All advisory persons shall
          disclose  all  personal   securities  holdings  upon  commencement  of
          employment.

     H. DISCLAIMER OF BENEFICIAL OWNERSHIP. No Initial Holdings, Quarterly Transaction or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     I. POTENTIAL CONFLICTS OF INTEREST. Every access person shall immediately report to the Fund's Compliance Officer any factors of which the access person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the access person's transactions and securities held or to be acquired by the Fund. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than 1/2 of 1% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

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     J.   NOTIFICATION OF REPORTING OBLIGATION. All access persons having a duty to file Initial Holdings, Quarterly Transaction and Annual Holdings Reports hereunder shall be informed of such duty by the Fund's Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file an Initial Holdings, Quarterly Transaction and Annual Holdings Report, an access person has a continuing obligation to file each such report in a timely manner, whether or not the access person had any securities transactions or changes in securities ownership have occurred.

VII. COMPLIANCE MONITORING
     ---------------------

     The Fund's Compliance Officer shall review all Initial Holdings, Quarterly Transaction and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal securities transactions by access persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall date each Initial Holdings, Quarterly Transaction and Annual Holdings Report the day it is received and shall sign the Report to verify the date of receipt. The Fund's Compliance Officer shall also maintain a list of the names of person(s) responsible for reviewing those reports. The Compliance Officer shall institute any additional procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Fund's Compliance Officer to report such violation to the management of the Adviser, as well as to the Board of Directors of the Fund.


VIII. REVIEW BY BOARD OF DIRECTORS
      ----------------------------

     The Fund's Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of the Fund a written report regarding the administra tion of this Code. This report shall describe issues that arose during the previous year under this Code including, but not limited to, information about material violations of this Code and related procedures, and sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors that the Fund has adopted procedures reasonable necessary to prevent its access persons from violating this Code. The Board of Directors shall consider this report and determine whether amendments to the Fund's Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors.

     The Compliance Officer shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Fund's Board of Directors. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Initial Holdings Report, Quarterly Transaction Report or Annual Holdings Report, or the failure to obtain prior clearance of any personal

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     securities  transaction,  the Board of Directors may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determina tion of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX.  RECORDS RETENTION.
     -----------------

     The Fund and the Adviser shall maintain, at their respective principal places of business, records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

     A. RETENTION OF COPY OF CODE OF ETHICS. A copy of this Code, and any other code of ethics in effect at any time during the past five years, shall be maintained in an easily accessible place;

     B. RECORD OF VIOLATIONS. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     C. COPY OF FORMS AND REPORTS. A copy of each Personal Trading Request and Authorization Form and each Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report prepared and filed by an access person pursuant to this Code shall be maintained for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

     D. LIST OF ACCESS PERSONS. A list of all persons who are, or within the past five years of business have been, required to file Personal
          Trading Request and Authorization Forms, Initial Holdings Reports, Quarterly Transaction Report and Annual Holdings Reports pursuant to this Code shall be maintained in an easily accessible place; and

     E. BOARD REPORTS. A copy of each written report furnished to the Fund's Board of Directors as set forth in Article VII above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     The Fund or the Advisor shall also maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by advisory persons of private placement securities for not less than five years following the end of the fiscal year in which the approval is granted.

X.   CONFIDENTIAL TREATMENT
     ----------------------

     All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.  VIOLATIONS OF THIS CODE
     -----------------------

     Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Fund and/or the Adviser may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Adviser or director or officer of the Fund shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

     In  addition,  the Fund or the  Adviser  may report any  violations  to the
appropriate   regulatory  authority,   including  the  Securities  and  Exchange
Commission.

XII. INTERPRETATION OF PROVISIONS
     ----------------------------

     The Board of Directors of the Fund and management of the Adviser may, from time to time, adopt such interpretations of this Code as such Board or management deems appropriate.

XIII. AMENDMENTS TO THE CODE
      ----------------------

     Any material change to the Code subsequent to its approval must be approved within six months of the change by the Board of Directors of the Fund. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Fund's Compliance Officer, unless the Board of Directors of the Fund or the management of the Adviser, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

XIV. CODES OF SUB-ADVISORS
     ---------------------

     The Board of Directors of the Fund shall review the codes of ethics for any sub-advisor(s) serving as such for the Fund from time to time and, if in its judgment the Board determines that such codes protect the interests of the Fund and its shareholders, the Board shall then request and receive quarterly reports from any such sub-advisor(s) relating to any activities prohibited by such codes.

XV.  EFFECTIVE DATES; COMPLIANCE OFFICER
     -----------------------------------

     This amended Code of Ethics, as adopted by resolution of the Board of Directors on April 17, 2000, shall become the Code of Ethics of the Fund and the Advisor, as so amended, effective on April 18, 2000. By resolution adopted on April 17, 2000, the Board of Directors appointed Mr. Jason P. Kavanagh, Vice President of Questar Capital Corporation, to serve as the Compliance Officer under this Code of Ethics until his successor is duly qualified and appointed by the Board.

     APRIL 21, 2000

          (31) Compliance Officer to identify and notify access persons of their status

          (32) Compliance Officer to prepare a record of access persons

     MAY 31, 2000

          (33) All access persons, other than disinterested directors, to provide initial holdings statement to Compliance Officer, unless any such access person previously submitted a holdings statement under this or a predecessor Code of Ethics

     JULY 10, 2000

          (34) First quarterly transaction report under amended Code of Ethics

     DECEMBER 1, 2000

          (35) Compliance Officer to provide the Board with the first annual issues and certifications report

     JANUARY 30, 2001

          (36) Annual   Holdings   Report  by  all  access  persons  other  than
               disinterested directors

          (37) File this amended Code of Ethics and the Code of Ethics of Navellier Management Corporation with the Securities and Exchange Commission as Exhibits to the Fund's Registration Statement on Form N-1A

                                                                      APPENDIX A
                                                                      ----------

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM
                 -----------------------------------------------

Personal Trading Request (to be completed by access person prior to any personal
--------------------------------------------------------------------------------
trade):


Name:
     ---------------------------------------------------------------------------
Date of proposed transaction:
                              -------------------------------


Name of the issuer and dollar amount or number of securities of the issuer proposed to be purchased or sold:
                                  ----------------------------------------------

--------------------------------------------------------------------------------

Nature of transaction (i.e., purchase, sale):1
                                               ---------------------------------


Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate2 of the issuer? Yes ____ No ____

     If yes, please describe:
                              --------------------------------------------------

--------------------------------------------------------------------------------

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.3

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------
     1If other than a market order, please describe any proposed limits.

     2For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     3A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you have any material nonpublic information concerning the issuer?

                           Yes ____         No ____

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                           Yes ____         No ____

     If yes, please report the name of the issuer and the total number of shares "beneficially owned":

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the existence of a potential conflict of interest?4 Yes ____ No ____

     If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     To the best of your knowledge and belief, the answers that you have provided above are true and correct.


                                        -------------------------------------
                                                       Signature
-------------------
     4Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for the Fund. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

Approval  or  Disapproval  of  Personal  Trading  Request  (to be  completed  by
--------------------------------------------------------------------------------
Compliance Officer):
--------------------

___ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

____ I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:                                  Signed:
       -------------------------                --------------------------------

                                        Title:
                                               ---------------------------------

-------------------
     5In the case of a personal securities transaction by an access person of the Fund (other than disinterested trustees of the Fund), the Code of Ethics of the Fund requires that the Fund's Compliance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Fund, (ii) would be unlikely to affect the market in which the Fund's portfolio securities are traded, (iii) is not related economically to securities to be purchased, sold, or held by the Fund, (iv) the security which is the subject of the transaction is not being considered for purchase or sale by the Fund, (v) with regard to proposed transactions involving the purchase of an equity security, the Fund holds no position in that same equity security, or (vi) for transactions involving portfolio managers, the Fund has not engaged in a transaction in the same security within the past seven calendar days and has no intention to do so within the next seven calendar days. In addition, the Code requires that the Fund's Compliance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the access person's relationship with the Fund.

                                                                      APPENDIX B
                                                                      ----------

                             INITIAL HOLDINGS REPORT


-----------------------------------
               NAME


The Initial Holdings Report requires all access persons1 of The Avalon Fund of Maryland, Inc. (the "Fund") to provide information on their ownership of securities when such persons become access persons. A report must be filed no later than 10 DAYS after the filer becomes an access person. Each report must include all securities2 in which the person had any direct or indirect beneficial ownership when such person became an access person and cover all accounts in which any securities were held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts). Please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

     I (have_______ have no_________) interests in securities as described above.

     Please  describe  all  reportable   securities  holdings  on  page  2.  Use
additional copies of this form if necessary.

     To the best of my knowledge and belief, the answers set out in this Report are true and correct.



------------------------------------        ------------------------------------
           Date Submitted                                 Signature

The undersigned, ______________________________________________,  in my capacity as the Fund's Compliance Officer, hereby certify receipt of this Initial Holdings Report on the ___ day of _______, 200_.


                                            ------------------------------------
                                                       Compliance Officer

-------------------
     1The term "access person" is defined in the Code of Ethics.

     2Certain securities are exempted under Paragraph H of Article II of the Code.

                     REPORTABLE INITIAL SECURITIES HOLDINGS

Title, number of shares and principal amount of each security in which the access person has any direct or indirect beneficial ownership when he/she became an access person:


NAME OF ISSUER/TITLE OF SECURITIES         NO. OF SHARES        PRINCIPAL AMOUNT
----------------------------------         -------------        ----------------






Name of broker, dealer, or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit as of the date he/she came an access person:
                                      ------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           OTHER RELEVANT INFORMATION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX C
                                                                      ----------

                          QUARTERLY TRANSACTION REPORT
                  FOR THE QUARTER ENDED _________________, 200_


-------------------------------------
                  NAME

1. REPORTABLE SECURITIES TRANSACTIONS are all securities transactions of access persons1 of The Avalon Fund of Maryland, Inc. (the "Fund"), regardless of the size of the securities transaction. A report must be filed quarterly, by the tenth day after the end of each calender quarter, whether or not you have had any securities transactions for the prior quarter. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

          I (had _____ had no _____) reportable securities transactions during the above quarter. Please describe all reportable securities transactions on page 3. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

2. REPORTABLE ACCOUNTS are all accounts established by access persons of the Fund in which any securities were held for the direct or indirect benefit of the access person. A report of such accounts must be filed quarterly, by the tenth day after the end of each calendar quarter.

          I (have established _____ have not established _____) any accounts in which any securities were held during the quarter for my direct or indirect benefit. Please describe all such accounts on page 5.

-------------------
     1The term "access person" is defined in the Code of Ethics. Certain securities are exempted under Paragraph H of Article II of the Code.

     To the best of my knowledge and belief, the answers set out in this Report are true and correct.


----------------------------------           -----------------------------------
         Date Submitted                                   Signature


The undersigned, ___________________________, in my capacity as the Fund's Compliance Officer, hereby certify receipt of this Quarterly Report on the ___ day of _________, 200_.


                                             -----------------------------------
                                                      Compliance Officer

                       REPORTABLE SECURITIES TRANSACTION2

Date of transaction:
                     -------------------------------

Name of the issuer, title of security, the interest rate and maturity date (if applicable), the number of shares or principal amount of the security purchased or sold:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Nature of transaction (i.e., purchase, sale, or other type of acquisition or disposition):
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

Price of the security at which the transaction was effected:
                                                             -------------------

--------------------------------------------------------------------------------

Name of  broker,  dealer,  or bank  with or  through  whom the  transaction  was effected:
          ----------------------------------------------------------------------

--------------------------------------------------------------------------------

Does the transaction involve:

     (a)  sale of securities purchased
          within the last 60 days (or
          the purchase of securities sold
          within the last 60 days)?                   Yes ____  No ____

     (b)  purchase or sale of private
          placement securities?                       Yes ____  No ____

     (c)  purchase of a security in an
          initial public offering?                    Yes ____  No ____

-------------------
     2This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

                           OTHER RELEVANT INFORMATION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               SECURITIES ACCOUNTS
                     (COMPLETE FOR EACH ACCOUNT ESTABLISHED)

     Set forth below are all accounts I have established in which any securities were held during the quarter for my direct or indirect benefit:

Name of the broker, dealer or bank with whom I established the account:
                                                                       ---------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Date on which the account was established:
                                           -------------------------------------

                                                                      APPENDIX D
                                                                      ----------

                             ANNUAL HOLDINGS REPORT
                   FOR THE CALENDAR YEAR ENDED DECEMBER, 200_


------------------------------------------
                  NAME


This Annual Holdings Report requires all access persons1 of The Avalon Fund of Maryland, Inc. (the "Fund") to provide information annually on their ownership of securities. A report must be filed annually and the information must be current as of a date NO MORE THAN 30 DAYS before the report is submitted. Each report must include all securities2 in which you have any direct or indirect beneficial ownership and cover all accounts in which any securities are held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts) and please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

     Please  describe  all  reportable   securities  holdings  on  page  2.  Use
additional copies of this form if necessary.

     To the best of my knowledge and belief, the answers set out in this Report are true and correct.



---------------------------------------     ------------------------------------
             Date Submitted                               Signature

The undersigned, ______________________________, in my capacity as the Fund's Compliance Officer, hereby certify receipt of this Annual Holdings Report on the ___ day of _______, 200_.



                                             -----------------------------------
                                                      Compliance Officer

-------------------
     1The term "access person" is defined in the Code of Ethics.

     2Certain securities are exempted under Paragraph H of Article II of the Code.

                      REPORTABLE ANNUAL SECURITIES HOLDINGS


Title, number of shares and principal amount of each security in which the access person has any direct or indirect beneficial ownership:


NAME OF ISSUER/TITLE OF SECURITIES         NO. OF SHARES        PRINCIPAL AMOUNT
----------------------------------         -------------        ----------------








Name of broker, dealer, or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:
                                                                         -------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           OTHER RELEVANT INFORMATION

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                      APPENDIX E
                                                                      ----------

                              ANNUAL CERTIFICATION
                              --------------------

     I hereby certify that I (i) have read and understand the Code of Ethics of The Avalon Fund of Maryland, Inc., (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all personal securities transactions, over the past year, required to disclosed by the Code of Ethics.


Signed:
          ----------------------------------------

Date:
          ----------------------------------------